UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2005

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2005, the New York Stock Exchange (NYSE) accepted the Company’s plan for continued listing on the NYSE. Enesco’s common stock will continue to be listed on the NYSE, subject to quarterly reviews by the NYSE’s Listings and Compliance Committee to ensure progress against the plan.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 8, 2005, Enesco Group, Inc. announced the appointment of Joseph P. Durrett to its Board of Directors, effective December 7, 2005, filling a vacant position. Mr. Durrett also was appointed to the Company’s Audit Committee.

There is no arrangement or understanding between Mr. Durrett and any other person pursuant to which Mr. Durrett was selected as a director of Enesco. There are no relationships or related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release announcing Enesco’s continued listing plan acceptance by the NYSE and appointment of Joseph P. Durrett to its Board of Directors and Audit Committee is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated December 8, 2005, announcing Enesco’s continued listing plan acceptance by the NYSE and appointment of Joseph P. Durrett to its Board of Directors and Audit Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

December 8, 2005	By:	Cynthia Passmore-McLaughlin

Name: Cynthia Passmore-McLaughlin
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 8, 2005, announcing Enesco's continued listing plan acceptance by the NYSE and appointment of Joseph P. Durrett to its Board of Directors and Audit Committee.